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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-33022) of our report dated March 20, 2000, except as to Note 2 which is as of July 21, 2000 and the fifth paragraph of Note
1 which is as of            , 2000, relating to the financial statements of
Versicor Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 25, 2000